Exhibit 10.3

INVENTORY AGREEMENT

ADDENDUM TO LOAN AGREEMENT AND SECURITY AGREEMENT DATED JUNE 25, 2008

AND DEMAND SECURED PROMISSORY NOTE DATED JUNE 25, 2008

THIS AGREEMENT made this twenty-fifth day of June, 2008 by and between Action Products International, Inc., a Florida Corporation (hereinafter referred to as “Borrower”), and Presidential Financial Corporation (hereinafter referred to as “Lender”) for the purpose of Lender advancing funds based upon inventory. The terms and conditions of said advances are as follows:

1.	The maximum amount available for draws against inventory is as shown below and is within the limits of the Demand Secured Promissory Note executed by Borrower, dated June 25, 2008 in the amount of Two Million and no/100 Dollars ($2,000,000.00), provided however draws against inventory shall not exceed draws against Approved Receivables (as that term is defined in the Loan Agreement and Security Agreement between Borrower and Lender dated June 25, 2008):

Period Available	Maximum Amount Available
October 1 through June 30	$600,000.00
July 1 through September 30	$700,000.00

If on October 1 of any calendar year, the amount outstanding against inventory exceeds $600,000.00, Borrower shall immediately repay the amount of the inventory loan in excess of $600,000.00. Borrower’s failure to repay the inventory loan as required herein shall constitute a default under the Loan Agreement.

2.	A service charge of zero point six percent (.6%) based on the average daily outstanding inventory loan balance during the month shall be earned by Lender and the undersigned hereby agrees that the service charge will be transferred to the A/R line. An interest rate of Prime plus one percent (1%) on the principal will also be earned by Lender and transferred to the A/R line.

3.	Borrower agrees to provide to Lender at the end of each month a summary listing of inventory stating approximate values and location. In addition, Borrower agrees to maintain property damage insurance coverage on all inventory with Lender named as Loss Payee and Additional Insured.

4.	It is agreed that inventory advances will be limited to the lesser of (a) fifty percent (50%) of the value of all eligible inventory as provided by Borrower (“inventory availability”); (b) Six Hundred Thousand and No/100 Dollars ($600,000.00) with the exception during the period of July 1 through September 30 when the maximum amount available for draws against inventory is Seven Hundred Thousand and no/100 Dollars ($700,000.00) or (c) the accounts receivable loan balance.

IN WITNESS WHEREOF, the parties have signed and sealed on the day first above written.

BORROWER:

Action Products International, Inc.

By:	/s/ Robert Burrows
Name:	Robert L. Burrows
Title :	CFO/Secretary

LENDER:

Presidential Financial Corporation

By:	/s/ Raymond Alberti
Name:	Raymond Alberti
Title:	Senior Vice President